UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2006 (September 18, 2006)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas		77042-3615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Officer Appointment and Compensation.  On September 18, 2006, Mr. Michael P. Donaldson was appointed as TODCO’S Vice President and General Counsel, Corporate Secretary. In connection with his appointment, Mr. Donaldson was granted an option to purchase 8,000 shares of our Common Stock at an option price of $36.84 per share which vest in three equal annual installments under the TODCO 2005 Long Term Incentive Plan.  Mr. Donaldson’s annual base salary was set at $230,000. Mr. Donaldson will also participate in the TODCO 2006 Performance Bonus Plan described in Item 1.01 B. of TODCO’s Current Report on Form 8-K filed February 10, 2006, which is incorporated herein by reference. The form of the Employee Stock Option Grant Award Letter used to make Mr. Donaldson’s grant is incorporated by reference in this report as an exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

                              (d)          Exhibits.

Exhibit Number	Description

10.1	Form of Employee Stock Option Grant Award Letter under the TODCO 2005 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report or Form 8-K filed July 7, 2005).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO

	By:	/s/ Dale Wilhelm

Dale Wilhelm
Vice President & Chief Financial Officer

Dated: September 20, 2006